Exhibit 99.11

                              FOURTH AMENDMENT TO
                            BELL 206B JETRANGER III
                          HELICOPTER LEASE AGREEMENT


          This Fourth Amendment to Bell 206B JetRanger III Lease Agreement (the "Fourth Amendment") is made and entered into as of this 15th day of June 1998, by and between Betaco, Inc., a Delaware corporation ("Lessor"), and American Trans Air, Inc., an Indiana corporation ("Lessee").

                                   Recitals

          A. On September 14, 1989, the parties entered into a Bell 206B JetRanger III Helicopter Lease Agreement (the "Lease Agreement") regarding Lessor's lease of a certain Bell 206B JetRanger III helicopter, Serial No. 3267, Registration No. N39085 (the "Aircraft") to Lessee.

          B. The Lease Agreement was amended, among other times, on June 15, 1993, pursuant to a Second Amendment to Bell 206B JetRanger III Helicopter Lease Agreement. The purpose of the Second Amendment was to extend the term of the Lease Agreement to June 14, 1998.

          C. The parties now desire to modify the term provisions of the Lease Agreement.

                                   Agreement

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. Section 1, "Term," of the Lease Agreement shall be deleted and shall be replaced in its entirety by the following:

          "1. Term. The Term of this Lease shall commence on the date hereof and remain in effect through and including June 14, 2003."

          2. All other terms and conditions of the Lease Agreement, as amended, shall remain in full force and effect.



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          IN WITNESS WHEREOF, the parties have authorized this Fourth
Amendment to be executed by their respective officers as of the day and year first above written.

                                 BETACO, INC.


                                 By
                                    -------------------------------------
                                    J. George Mikelsons, President


                                 AMERICAN TRANS AIR, INC.


                                 By
                                    -------------------------------------
                                    Brian T. Hunt, Secretary